EXHIBIT 3.4

[SEAL]		[For Office Use Only]
STATE OF TENNESSEE
Department of State	ARTICLES OF AMENDMENT
Corporate Filings	TO THE CHARTER
312 Eighth Avenue North	(For-Profit)
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

CORPORATE CONTROL NUMBER (IF KNOWN) 624783

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1.

PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD:

American Realty Funds Corporation

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

____________________________________________________________________________________________________

2.

PLEASE MARK THE BLOCK THAT APPLIES:

[X]	AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.
[ ]	AMENDMENT IS TO BE EFFECTIVE ______________ (MONTH, DAY, YEAR)

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.  IF NEITHER BLOCK IS CHECKED THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

3.

PLEASE INSERT ANY CHANGES THAT APPLY:

A.	PRINCIPAL ADDRESS:
STREET ADDRESS

	CITY	STATE/COUNTY	Zip Code)

B.	REGISTERED AGENT:
C.	REGISTERED ADDRESS
STREET ADDRESS

	CITY	STATE/COUNTY	Zip Code)
D.	OTHER CHANGES:	Change to Article Two: The attachment describes the changes in the shares of stock

4.            THE CORPORATION IS FOR PROFIT.

5.            THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6.

THE AMENDMENT WAS DULY ADOPTED ON November 28, 2010 (MONTH/DAY/YEAR) BY (Please mark the block that applies):

[ ]	THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED
[ ]	THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED
[X]	THE SHAREHOLDERS

Co-CEO	/s/Michael Kazee
SIGNER’S CAPACITY	SIGNATURE

November 28, 2010	Michael Kazee
NAME OF SIGNER (TYPED OR PRINTED)

SS-4425 (Rev. 10/01	Filing Fee $10.00	RDA 1678

EXHIBIT 3.4

ARTICLE TWO CAPITAL STOCK.

The number of shares of stock the corporation is authorized to issue is:

1.

100,000,000 shares of common stock, par value $0.001; and

2.

100,000,000,000 shares of preferred stock.  Pursuant to §48-16-102 of the Tennessee Business Corporation Act, the board of directors may determine, in whole or in part, without shareholder action, the preferences, limitations, and relative rights (within the limits set forth in §48-16-101 of the Tennessee Business Corporation Act) of: (i) any class of preferred shares before the issuance of shares of that class; or (ii) One (1) or more series within a class of preferred shares before the issuance of any shares of that series, by delivering to the secretary of state for filing articles of amendment, which shall be effective without shareholder action.

3.

Of these shares of Preferred Stock, 10,000,000,000 shares shall have the following preferences, limitations and relative rights:

Designation:

Series A Preferred Stock.

Stated value:

$10 per share.

Voting Rights:

The holders of Series A shares are not entitled to any voting rights.

Conversion:

Series A shares may not be converted into common or any other shares of the corporation.

Liquidation rights:

The Series A shares rank prior to common stock and prior to any class or series of capital stock of the corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series A shares.

In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and before any distribution shall be made to the holders of any shares of any junior security of the corporation, the holders of Series A shares then outstanding shall be entitled to be paid out of corporation assets available for distribution to its stockholders an amount per share equal to the Stated Value of the Series A shares plus the aggregate amount of accumulated but unpaid dividends on each share of Series A shares.

If, upon a liquidation event, the assets of the corporation or proceeds thereof, to be distributed among the holders of the Series A shares are insufficient to permit payment in full to such holders of the aggregate amount that they are entitled to be paid by their terms, then the entire assets, or proceeds thereof, available to be

EXHIBIT 3.4

distributed to the corporation’s stockholders shall be distributed to the holders of the Series A shares ratably in accordance with the respective amounts that would be payable on such terms if all amounts payable thereon were paid in full.  Prior to the liquidation event, the corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A shares but only to the extent of funds of the corporation legally available for the payment of dividends.  A consolidation or merger of the corporation with any other corporation, or the sale, transfer or lease of all or substantially all of its assets, shall not constitute or be deemed a liquidation event.

Preferred Dividends:

Each holder of the Series A shares shall be entitled to receive on each Series A share held a quarterly dividend at the rate of $1 per annum, which shall be cumulative, accrue daily from the date of issuance and be due and payable on the last day of each fiscal quarter.  Such dividends shall accrue whether or not declared and the accumulation of unpaid dividends shall bear interest at a rate of 10% per annum.  If a dividend date is not a business day, then the dividend shall be due and payable on the business day immediately following.

Dividends on the Series A shares are payable, at the corporation’s option in (a) cash or (b) shares of Series A shares that are eligible for public resale by the holder under an effective registration statement covering such shares.

The corporation shall provide irrevocable written notice to the holder of record of the Series A shares of the form of the dividend payment at least twenty (20) days prior to a dividend date.  If no such notice is provided at least twenty (20) days prior to a dividend date, the corporation shall make the dividend payment in cash.  In addition, the corporation must make dividend payments in cash if the corporation is unable to make dividend payments in shares of Series A shares that are eligible for public resale by the holder under an effective registration statement covering such shares.  The number of Series A shares to be issued as payment of a dividend shall be determined by dividing (i) the total amount of the dividend to be paid in Series A shares by (ii) ninety percent (90%) of the Market Price (as defined below) of the corporation’s Series A shares for the five (5) days immediately preceding the applicable dividend date.

The term “Market Price” means, for any date, (i) the average closing price of the Series A shares for the five (5) day period prior to such date on the OTC Bulletin Board as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern

EXHIBIT 3.4

Time to 4:02 p.m. Eastern Time); (ii) if the Series A shares are not then listed or quoted on the OTC Bulletin Board and if prices for the Series A shares are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding its function of reporting prices), the average closing price of the Series A shares for the five (5) day period prior to such date so reported; or (iii) in all other cases, the fair market value of a share of Series A shares as determined by an independent appraiser or other market on which the Series A shares trade selected in good faith by the holder and reasonably acceptable to the corporation.

Dividends shall be payable to holders of record, as they appear on the stock books of the corporation on such record dates that are twenty  (20)  days  preceding the  payment dates of  such dividends.  If the dividend on the Series A shares shall not have been paid or set apart in full for the Series A shares when payable, the aggregate deficiency shall be cumulative and shall be fully paid upon or set apart for payment, before any dividends shall be paid upon or set apart for, or any other distributions paid made on, or any payments made on account of the purchase, redemption or retirement of the common stock or any other junior security.